Exhibit 10.27

                     SCHEDULE TO EMPLOYEE'S OPTION AGREEMENT
                                February 13, 1997

In addition to the Employee's Option Agreement dated February 13, 1997, between the Company and Robert Young, the Company on the same date granted options to purchase Common shares in the capital stock of the Company on identical terms to the option granted to Mr. Young to the following individuals:



                     Name of Optionee                  No. of Shares
                     ----------------                  -------------

                     Wilfried Struck                       50,000

                     Geoffrey Magnuson                     50,000

                     Mathew Binsfield                      10,000